                                             Registration No. 33-_______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                                 QUESTECH, INC.
             (Exact name of registrant as specified in its charter)

                VIRGINIA                                   54-0844913
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

         7600-A LEESBURG PIKE
        FALLS CHURCH, VIRGINIA                                22043
(Address of Principal Executive Offices)                   (Zip Code)


              QUESTECH, INC. [1994] INCENTIVE STOCK OPTION PLAN
                    QUESTECH, INC. 1996 STOCK OPTION PLAN
         QUESTECH, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full title of the plans)

                                   ----------

                               MICHAEL P. RIVERA
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                 QUESTECH, INC.
                              7600-A LEESBURG PIKE
                            FALLS CHURCH, VA  22043
                    (Name and address of agent for service)

                                 (703) 760-1000
         (Telephone number, including area code, of agent for service)

                                WITH A COPY TO:

                           DAVID A. MUSTONE, ESQUIRE
                            REED SMITH SHAW & MCCLAY
                              1301 K STREET, N.W.
                             SUITE 1100-EAST TOWER
                           WASHINGTON, DC  20005-3317

                                   ----------

                                       CALCULATION OF REGISTRATION FEE
=====================================================================================================================
     Title of                                            Proposed                 Proposed
   securities                    Amount                   maximum                  maximum              Amount of
      to be                       to be                offering price             aggregate            registration
   registered                 registered(1)             per share(2)          offering price(2)            fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
par value
$.05 per
share . . . . . . . .           543,252 shs.               $10.50              $5,704,146.00              $1,728.53

=====================================================================================================================


(1) Plus such additional number of shares as may be required pursuant to the QuesTech, Inc. [1994] Incentive Stock Option Plan, the QuesTech, Inc. 1996 Stock Option Plan, and the QuesTech, Inc. Stock Option Plan for Non-Employee Directors (collectively, the "Plans") in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock. This registration of the 543,252 shares of Common Stock includes 200,000 shares to cover the shares issuable upon options exercisable under the QuesTech, Inc. [1994] Incentive Stock Option Plan, 293,252 shares to cover the shares issuable upon options exercisable under the QuesTech, Inc. 1996 Stock Option Plan, and 50,000 shares to cover the shares issuable upon options exercisable under the QuesTech, Inc. Stock Option Plan for Non-Employee Directors.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for shares which may be issued under the Plans is based on the average of the high and low sales prices of the Common Stock as reported by the Electronic Bulletin Board System of the National Association of Securities Dealers, Inc., for April 8, 1998.


EXPLANATORY NOTE

This registration statement on Form S-8 covers 200,000 shares of Common Stock, $.05 par value, to be issued upon exercise of options granted under the registrant's [1994] Incentive Stock Option Plan; 293,252 shares of Common Stock, $.05 par value, to be issued upon exercise of options granted under the registrant's 1996 Stock Option Plan; and 50,000 shares of Common Stock, $.05 par value, to be issued upon exercise of options granted under the registrant's Stock Option Plan for Non-Employee Directors.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference and made a part of this Registration Statement:

                 (a) The registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                 (b)  All other reports filed by the registrant pursuant to
         Section 13(a) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-K referred to above; and

                 (c) Any description of the Common Stock which is contained in a registration statement filed by the registrant pursuant to the 1934 Act, including any amendment or report filed for the purpose of updating such description.


         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Article IV of the By-Laws of the registrant, the registrant shall indemnify any person who was a party or is threatened to be made a party to any action, suit or proceeding by reason of being a director or officer of the registrant, or serving at the request of the registrant as a director or officer of another entity, against expenses and other amounts actually and reasonably incurred in connection with the action, suit or proceeding. The person must have acted in good faith and in the manner he reasonably believed to be in, or not opposed to, the best interests of the registrant. The Board of Directors of the registrant also may, in its discretion, indemnify any employee or agent to the same extent as an officer or director. If the action or suit is by or in the right of the registrant, then no indemnification is available in respect of any claim, issue or matter as to which the person has been adjudged liable for negligence or misconduct in the performance of his duty to the registrant. If expenses are paid in advance of a final disposition of an action, suit or proceeding, the director, officer, employee or agent must undertake to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the registrant. The registrant also has the power to make any other further indemnity that may be authorized by the Articles of Incorporation, any By-Law made by the stockholders or any resolution adopted by the stockholders, except an indemnity against gross negligence or willful misconduct.

         In addition, the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant in a similar role for another business entity, against any liability asserted against him or incurred in such capacity or arising out of such status, regardless of whether the registrant would have the power to indemnify the person against such liability.

         Article 10 of the Virginia Stock Corporation Act (Sections 13.1-696 through 13.1-704) allows a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability if certain conditions are met, and requires that a corporation indemnify a director in certain instances unless limited by its articles of incorporation. Officers, employees and agents are to be indemnified to the same extent as directors unless the corporation's articles of incorporation provide otherwise. Corporations may make further indemnities except against willful misconduct or a knowing violation of the criminal law. The By-Laws of the registrant are designed to permit the registrant to provide indemnification to the full extent permitted by the Virginia Stock Corporation Act.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         The following documents are filed as part of this Registration Statement or incorporated by reference herein.

         Exhibit
           No.
         -------
             4.1          Restated Articles of Incorporation and Bylaws of the
                                  registrant, incorporated by reference to
                                  Exhibit 3 to the registrant's Registration
                                  No. 2-88617.

             4.2          QuesTech, Inc. [1994] Incentive Stock Option Plan, as
                                  amended, incorporated by reference to Exhibit
                                  10(aa) to the registrant's Form 10-K for the period ended December 31, 1994, and to
                                  Exhibit 10.8(p) to the registrant's Form 10-K for the period ended December 31, 1995.

             4.3          QuesTech, Inc. 1996 Stock Option Plan, as amended,
                                  incorporated by reference to Exhibit
                                  10.(a)(i) to the registrant's Form 10-K for the period ended December 31, 1996, and to
                                  Exhibit 10.12(a) to the registrant's Form
                                  10-K for the period ended December 31, 1997.

             4.4          QuesTech, Inc. Stock Option Plan for Non-Employee
                                  Directors, incorporated by reference to
                                  Exhibit 10(a)(ii) to the registrant's Annual
                                  Report on Form 10-K for the period ended
                                  December 31, 1996.

             5.1          Opinion of Reed Smith Shaw & McClay LLP as to the
                                  legality of the Common Stock, filed herewith.

            23.1          Consent of Reed Smith Shaw & McClay LLP (included in
                                  Exhibit 5.1 filed herewith).

            23.2          Consent of Grant Thornton, filed herewith.

            24.1          Power of Attorney, contained on the signature page to
                                  this Registration Statement.


ITEM 9.  UNDERTAKINGS.

         (a)     Rule 415 offering.

                 The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)     Filings incorporating subsequent Exchange Act Documents by
                 Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   ----------

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, State of Virginia, on the 10th day of April, 1998.


                                       QUESTECH, INC.



                                       By:    /s/   Vincent L. Salvatori
                                             ------------------------------
                                                Vincent L. Salvatori
                                                Chief Executive Officer and
                                                Chairman of the Board





                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent L. Salvatori his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 10TH DAY OF APRIL, 1998.


     Name                                   Title
     ----                                   -----


     /s/ Vincent L. Salvatori               Chief Executive Officer and
     ------------------------               Chairman of the Board
     Vincent L. Salvatori                   (Principal Executive Officer)



     /s/ Gerald F. Mayefskie                President, Chief Operating Officer
     -----------------------                and Director
     Gerald F. Mayefskie



     /s/ Joseph P. O'Connell, Jr.           Chief Financial Officer
     ----------------------------           (Principal Financial and
     Joseph P. O'Connell, Jr.               Accounting Officer)



     /s/ Edward Broenniman                  Director
     ---------------------
     Edward Broenniman

                                QUESTECH, INC.

              QUESTECH, INC. [1994] INCENTIVE STOCK OPTION PLAN
                    QUESTECH, INC. 1996 STOCK OPTION PLAN
         QUESTECH, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


                                  ----------


                            REGISTRATION STATEMENT
                                 ON FORM S-8

                                Exhibit Index
                                -------------

               Exhibit
                 No.                             Document
               -------                           --------

               4.1                               Restated Articles of
                                                 Incorporation and Bylaws of
                                                 the registrant, incorporated
                                                 by reference to Exhibit 3 to
                                                 the registrant's Registration
                                                 No. 2-88617.

               4.2                               QuesTech, Inc. [1994]
                                                 Incentive Stock Option Plan,
                                                 as amended, incorporated by
                                                 reference to Exhibit 10(aa)
                                                 to the registrant's Form 10-K
                                                 for the period ended December
                                                 31, 1994, and to Exhibit
                                                 10.8(p) to the registrant's
                                                 Form 10-K for the period
                                                 ended December 31, 1995.

               4.3                               QuesTech, Inc. 1996 Stock
                                                 Option Plan, as amended,
                                                 incorporated by reference to
                                                 Exhibit 10.(a)(i) to the
                                                 registrant's Form 10-K for
                                                 the period ended December 31,
                                                 1996, and to Exhibit 10.12(a)
                                                 to the registrant's Form 10-K
                                                 for the period ended December
                                                 31, 1997.

               4.4                               QuesTech, Inc. Stock Option
                                                 Plan for Non-Employee
                                                 Directors, incorporated by
                                                 reference to Exhibit
                                                 10(a)(ii) to the registrant's
                                                 Annual Report on Form 10-K
                                                 for the period ended December
                                                 31, 1996.

               5.1                               Opinion of Reed Smith Shaw &
                                                 McClay LLP, as to the
                                                 legality of the Common Stock,
                                                 filed herewith.

              23.1                               Consent of Reed Smith Shaw &
                                                 McClay LLP (included in
                                                 Exhibit 5.1 filed herewith).

              23.2                               Consent of Grant Thornton,
                                                 independent auditors, filed
                                                 herewith.

              24.1                               Power of Attorney, contained
                                                 on the signature page to this
                                                 Registration Statement.